Exhibit 1.1
EXECUTION VERSION

BMW VEHICLE OWNER TRUST 2026-A

$1,750,000,000 ASSET BACKED NOTES

BMW FS SECURITIES LLC

(DEPOSITOR)

UNDERWRITING AGREEMENT
August 11, 2026
Barclays Capital Inc.,
     as Representative of the several Underwriters
745 Seventh Avenue, 8th Floor
New York, New York 10019

Ladies and Gentlemen:
SECTION 1.     Introductory.  BMW FS Securities LLC (the “Depositor”) proposes to cause BMW Vehicle Owner Trust 2026-A (the “Trust”) to issue and sell $385,000,000 principal amount of its 3.940% Class A-1 Notes (the “Class A-1 Notes”), $452,080,000 principal amount of its 4.28% Class A-2a Notes (the “Class A-2a Notes”), $175,000,000 principal amount of its Benchmark + 0.30% Class A-2b Notes (the “Class A-2b Notes” and together with the Class A-2a Notes, the “Class A-2 Notes”), $627,080,000 principal amount of its 4.59% Class A-3 Notes (the “Class A-3 Notes”) and $110,840,000 principal amount of its 4.68% Class A-4 Notes (the “Class A-4 Notes” and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”) to the several underwriters set forth on Schedule I (each, an “Underwriter”), for whom Barclays Capital Inc. is acting as representative (the “Representative”) pursuant to the terms of this underwriting agreement dated August 11, 2026 by and among the Depositor, BMW Financial Services NA, LLC (“BMW Financial Services”) and Barclays Capital Inc., on behalf of itself and as Representative for the several Underwriters (this “Agreement”).  The Notes will be issued pursuant to an Indenture, dated as of August 19, 2026 (the “Indenture”), between the Trust and U.S. Bank Trust Company, National Association, as indenture trustee (in such capacity, the “Indenture Trustee”).  The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts transferred to the Trust on the Closing Date referred to in Section 3(a) hereof (the “Receivables”) secured by new and used automobiles, motorcycles and light-duty trucks financed thereby (the “Vehicles”) and certain monies received thereunder after the close of business on June 30, 2026 (the “Cutoff Date”) and other property and proceeds thereof to be conveyed to the Trust pursuant to a Sale and Servicing Agreement dated as of August 19, 2026 (the “Sale and Servicing Agreement”), among the Trust, BMW Financial Services, as servicer (in such capacity, the “Servicer”), sponsor, administrator and custodian, the Depositor, the Indenture Trustee and U.S. Bank National Association, as securities intermediary.  Pursuant to the Sale and Servicing Agreement, the Depositor will sell the Receivables to the Trust and the Servicer will service the Receivables on behalf of the Trust.  In addition, pursuant to an Owner Trust Administration Agreement dated as of August 19, 2026 (the “Owner Trust Administration Agreement”), among the Trust, BMW

Financial Services, as administrator (in such capacity, the “Administrator”), and the Indenture Trustee, BMW Financial Services will agree to perform certain administrative duties on behalf of the Trust.  The Depositor formed the Trust pursuant to a Trust Agreement dated July 10, 2026, as amended and restated as of August 19, 2026 (the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”).  The Certificates, each representing a fractional undivided interest in the Trust, will be issued pursuant to the Trust Agreement.
The Depositor will acquire the Receivables from BMW Financial Services pursuant to a Receivables Purchase Agreement, dated as of August 19, 2026 (the “BMW FS Receivables Purchase Agreement”), between the Depositor and BMW Financial Services and from BMW Bank of North America (“BMW Bank”) pursuant to a Receivables Purchase Agreement, dated as of August 19, 2026 (the “BMW Bank Receivables Purchase Agreement” and, together with the BMW FS Receivables Purchase Agreement, the “Receivables Purchase Agreements”), between the Depositor and BMW Bank.
The Trust will provide for the review of the Receivables for compliance with the representations and warranties made about them in certain circumstances under an asset representations review agreement, dated as of August 19, 2026 (the “Asset Representations Review Agreement”), among the Trust, BMW Financial Services, as Servicer, and Clayton Fixed Income Services LLC, as asset representations reviewer (the “Asset Representations Reviewer”).
Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Sale and Servicing Agreement or the Indenture, as the case may be.  As used herein, the term “Transaction Documents” refers to the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Receivables Purchase Agreements, the Owner Trust Administration Agreement, the Asset Representations Review Agreement and the Note Depository Agreement.
At or prior to the time when sales (including any contracts of sale) of the Notes were first made to investors by the Underwriters, which shall be deemed to be 3:50 p.m. on August 11, 2026 (the “Time of Sale”), the Depositor had prepared the following information (together, as a whole, the “Time of Sale Information”):  (i) the preliminary prospectus dated August 6, 2026 (together, along with any information referred to under the captions “Static Pools” and “Appendix A –Static Pool Information” therein, the “Preliminary Prospectus”), and (ii) the Ratings Free Writing Prospectus (as defined in Section 7) and each other “free writing prospectus” (as defined pursuant to Rule 405 of the Securities Act of 1933, as amended (the “Act”)), if any, listed on Schedule III hereto (as it may be amended with the approval in writing of the parties hereto).  If, subsequent to the Time of Sale and prior to the Closing Date (as defined below), it is determined by the parties that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the investors may terminate their “contracts of sale” (within the meaning of Rule 159 under the Act) (each, a “Contract of Sale”).  If, following any such termination, the Underwriters, with prior written notice to the Depositor and BMW Financial Services, enter into new contracts of sale with investors for the Notes, then “Time of Sale Information” will refer to the documents agreed upon in writing by the Depositor and the Representative that correct such material misstatements or omissions (the “Corrected Time of Sale Information”) and “Time of Sale” will refer to the time and date agreed upon by the Depositor and the Representative.
SECTION 2.     Representations and Warranties.  (a) As a condition of the obligation of the Underwriters to purchase the Notes, each of the Depositor and BMW Financial Services makes the representations and warranties set forth below to each of the Underwriters.  To the extent a representation or warranty specifically relates to the Depositor, the representation or warranty solely with respect to the Depositor is only made by the Depositor and to the extent a representation or warranty specifically relates to BMW Financial Services, the representation or warranty solely with respect to BMW Financial Services is only made by BMW Financial Services.
(i)     A registration statement on Form SF-3 (No. 333-285562), including a form of prospectus, relating to the Notes (x) has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective and is still effective as of the date hereof under the Act and (y) was declared effective by the Commission within three years prior to the Closing Date.  No stop orders have been issued by the Commission with regard to such registration statement.  The Depositor proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the “Rules and Regulations”) a prospectus dated as of the date hereof (together, with information referred to under the captions “Static Pools” and “Appendix A—Static Pool Information” therein, the “Prospectus”) relating to the Notes and the method of distribution thereof.  Copies of such registration statement, any amendment or supplement thereto, the Time of Sale Information and the Prospectus have been delivered to you.  Such registration statement, including exhibits thereto, is hereinafter referred to as the “Registration Statement”.  The conditions to the use of a registration statement on Form SF-3 under the Act, including the Registrant Requirements set forth in General Instruction I.A. have been satisfied as of the date of this Agreement and will be satisfied as of the Closing Date.  The conditions to the offering of the Notes under a registration statement on Form SF-3 under the Act, as stated in the Transaction Requirements set forth in General Instruction I.B. of Form SF-3, will be satisfied as of the Closing Date.  As of the date that is ninety days after December 31, 2025, the requirements of General Instruction I.A. of Form SF-3 have been met.  The Depositor has paid the registration fee for the Notes in accordance with Rule 456 of the Act.
(ii)     The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of its date, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations, and the rules and regulations of the Commission thereunder.  The Registration Statement, as of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430D(f)(2) and any amendment thereto, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Information, in each case as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as of its date and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in the preceding three sentences do not apply to information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus (or any supplement thereto) in reliance upon and in conformity with the information in (i) the fourth paragraph (including the table below such paragraph), relating to selling concessions and reallowances, the second sentence of the seventh paragraph, relating to market making, and the eighth paragraph, relating to overallotment and stabilizing and covering transactions, under the heading “Plan of Distribution” in the Preliminary Prospectus and (ii) the third paragraph (including the table below such paragraph), relating to selling concessions and reallowances, the second sentence of the sixth paragraph, relating to market making, and the seventh paragraph, relating to overallotment and stabilizing and covering transactions, under the heading “Plan of Distribution” in the Prospectus (collectively, the “Underwriters’ Information”).
(iii)     Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Depositor, BMW Financial Services, BMW Bank and their respective subsidiaries, taken as a whole, except as disclosed to the Representative in writing prior to the date hereof.
(iv)     The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.
(v)     The Notes are “asset backed securities” within the meaning of, and satisfy the requirements for use of, Form SF-3 under the Act.
(vi)     The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder and the Act and the Rules and Regulations.
(vii)     The Trust Agreement need not be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  Neither the Depositor nor the Trust is required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and, although there may be additional exclusions or exemptions available to the Trust, the Trust will rely on the exemption from the definition of “investment company” under the Investment Company Act provided by Rule 3a-7 under the Investment Company Act.  The Trust is structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(viii)     The Indenture has been qualified under the Trust Indenture Act.
(ix)     As of the date on which the first bona fide offer of the Notes was made, the Depositor was not and as of the Closing Date, is not, an “ineligible issuer” as defined in Rule 405 under the Act.
(x)     The Depositor has filed or will file the Preliminary Prospectus, each Free Writing Prospectus (as defined in Section 7) listed on Schedule III or approved in writing by the Depositor and any “issuer information” as defined under Rule 433(h) under the Act included in any Free Writing Prospectus permitted by this Agreement that is required to have been filed under the Act and the Rules and Regulations and it has done or will do so within the applicable periods of time required under the Act and the Rules and Regulations.
(xi)     The issuance and sale of the Notes have been duly authorized by all necessary limited liability company action of the Depositor and, when executed, authenticated and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be valid and binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).
(xii)     Each of the Depositor and BMW Financial Services has been duly formed and is validly existing as a limited liability company, in good standing under the law of its jurisdiction of formation, with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus and in the Time of Sale Information, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, and has full power and authority to execute and perform its obligations under this Agreement, the Transaction Documents and the Notes.
(xiii)     The execution and delivery of this Agreement has been duly authorized by all necessary limited liability company action of the Depositor and BMW Financial Services, and this Agreement has been duly executed and delivered by the Depositor and BMW Financial Services, and when duly executed and delivered by the other parties hereto will be the valid and binding agreement of the Depositor and BMW Financial Services, enforceable against the Depositor and BMW Financial Services in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).
(xiv)     The execution and delivery of the Transaction Documents have been duly authorized by all necessary limited liability company action of the Depositor and BMW Financial Services, and when duly executed and delivered by the Depositor, BMW Financial Services and the other parties thereto, will be valid and binding agreements of the Depositor and BMW Financial Services, as applicable, enforceable against the Depositor and BMW Financial Services in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).
(xv)     The execution and delivery by the Depositor and BMW Financial Services of, and the performance by the Depositor and BMW Financial Services of their respective obligations under, this Agreement, the Transaction Documents to which it is a party and the Notes, the issuance and sale of the Notes to the Underwriters by the Depositor pursuant to this Agreement, the compliance by the Depositor and BMW Financial Services with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made or such as may be required by the state securities or Blue Sky laws of the various states of the United States of America or other U.S. jurisdictions in connection with the offering by the Underwriters or (B) conflict with or result in a breach or violation or acceleration of, or constitute a default under, any term or provision of the organizational documents of the Depositor or BMW Financial Services, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Depositor or BMW Financial Services is a party or by which any of them or their properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Depositor or BMW Financial Services of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Depositor or BMW Financial Services, as applicable, or will result in the creation of any lien upon any material property or assets of the Depositor or BMW Financial Services (other than pursuant to the Transaction Documents).
(xvi)     Neither the Depositor nor BMW Financial Services is in violation of any term or provision of its charter documents, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Depositor or BMW Financial Services, the consequence of which violation, breach or default would have (A) a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor or BMW Financial Services or (B) a material and adverse effect on its ability to perform its obligations under this Agreement or any of the Transaction Documents to which it is a party.

(xvii)     Neither the Depositor nor BMW Financial Services or anyone acting on their behalf has taken any action that would require registration of the Depositor or the Trust under the Investment Company Act; nor will the Depositor or BMW Financial Services act, nor has either of them authorized nor will either of them authorize any person to act, in such manner.
(xviii)     The Depositor and BMW Financial Services each possess all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Depositor nor BMW Financial Services has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on or constitute a material adverse change in, or constitute a development involving a prospective material adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor or BMW Financial Services, except as described in or contemplated by the Prospectus.
(xix)     No legal or governmental proceedings are pending or threatened to which the Depositor or BMW Financial Services is a party or to which the property of the Depositor or BMW Financial Services is subject except for such proceedings that would not, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor or BMW Financial Services or the Depositor’s or BMW Financial Services’ ability to perform its obligations under this Agreement, the Transaction Documents to which it is a party or the Notes, as applicable.
(xx)     No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Depositor or any of its affiliates is a party or by which the Depositor or any of its affiliates or any of their respective properties is bound.
(xxi)     The Notes and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus (as modified by any amendment or supplement thereto) and the Prospectus.
(xxii)     As of the Closing Date, each of the Depositor’s, BMW Financial Services’ and BMW Bank’s representations and warranties in the Transaction Documents to which it is a party, will be true and correct and such representations and warranties are incorporated herein by reference.
(xxiii)     Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the

Depositor or any of its affiliates or the Underwriters, any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(xxiv)     Neither the Depositor nor any of its affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Notes except for this Agreement.
(xxv)     BMW Financial Services’ sale and assignment of the Receivables transferred pursuant to the BMW FS Receivables Purchase Agreement to the Depositor will vest in the Depositor all of BMW Financial Services’ right, title and interest in and to such Receivables.
(xxvi)     BMW Bank’s sale and assignment of the Receivables transferred pursuant to the BMW Bank Receivables Purchase Agreement to the Depositor will vest in the Depositor all of BMW Bank’s right, title and interest in and to such Receivables.
(xxvii)     The Depositor’s sale and assignment of the Receivables to the Trust pursuant to the Sale and Servicing Agreement will vest in the Trust all of the Depositor’s right, title and interest in and to the Receivables, including all of the Depositor’s rights under the Receivables Purchase Agreements.
(xxviii)     The Trust’s assignment of the Collateral to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no outstanding liens, security interests or encumbrances (other than those permitted by the Transaction Documents).
(xxix)     The Notes, when duly and validly executed by the Trust, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and will constitute legal, valid and binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable in accordance with their terms.
(xxx)     The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.
(xxxi)     Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the Transaction Documents and the Notes have been or will have been paid at or prior to the Closing Date.
(xxxii)     The Receivables are “tangible chattel paper” or “electronic chattel paper” as defined in the Uniform Commercial Code (“UCC”) as in effect in the State of New York, the State of Delaware and the State of Ohio.

(xxxiii)     No later than the Closing Date, each of BMW Financial Services, and the Depositor, as applicable, will have caused its books and records relating to each Receivable to be marked to show that such Receivables have been sold to the Depositor by BMW Financial Services, and transferred and assigned by the Depositor to the Trust in accordance with the terms of the Sale and Servicing Agreement and pledged by the Trust to the Indenture Trustee in accordance with the terms of the Indenture.
(xxxiv)       BMW Financial Services has executed and delivered a written representation (the “17g-5 Representation”) to each Rating Agency (as defined below) that BMW Financial Services will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) with respect to the Notes, and BMW Financial Services has complied, and has caused the Depositor to comply, with the 17g-5 Representation. “Rating Agency” means any “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) hired by BMW Financial Services to rate the Notes.
(xxxv)       The Depositor has complied with Rule 193 of the Act in connection with the offering of the Notes.
(xxxvi)     Neither the Depositor nor BMW Financial Services or any of its or their affiliates has engaged (and, through and including the Closing Date, will not engage) any third-party due diligence services providers to provide any third party due diligence report contemplated by Rule 15Ga-2 under the Exchange Act (a “Due Diligence Report”), except for KPMG LLP (the “Accounting Firm”), which was engaged to provide procedures involving a comparison of information in the files related to certain Receivables to information on a data tape relating to such Receivables and to issue an agreed-upon procedures report in connection therewith (the “Accountant’s Due Diligence Report”).
(xxxvii)       The Accountant’s Due Diligence Report is, as among the parties to this Agreement, deemed to have been obtained by the Depositor or BMW Financial Services pursuant to Rule 15Ga-2 under the Exchange Act, and all legal obligations with respect to the Accountant’s Due Diligence Report have been timely complied with.
(xxxviii)     The Depositor has (A) prepared a report on Form ABS-15G (the “Form ABS-15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting all other requirements of Rule 15Ga-2 and any other applicable rules, requirements and regulations of the Commission and the Exchange Act; (B) furnished the Form ABS-15G to the Commission on EDGAR at least five business days prior to the date hereof as required by Rule 15Ga-2; and (C) provided a copy of the Form ABS-15G to the Representative in a reasonable period of time prior to the deadline set forth in clause (B) above.
(xxxix)     No portion of the Form ABS-15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.
(xl)          BMW Financial Services has complied, and on the Closing Date will comply, either directly or (to the extent permitted by Regulation RR under the Exchange Act (17 C.F.R. §246.1, et seq.) (“Regulation RR”)) through a “majority-owned affiliate” (as defined in Regulation RR), with all requirements imposed on the “sponsor” of a “securitization transaction” (as each such term is defined in Regulation RR) in accordance with the provisions of Regulation RR in connection with the securitization transaction contemplated by the Transaction Documents.  BMW Financial Services determined the fair value of the “eligible horizontal residual interest” (such interest, the “Retained Interest”) disclosed in the Preliminary Prospectus under the heading “Credit Risk Retention,” and will determine the fair value of such Retained Interest on the Closing Date as required by Rule 4(c)(1)(ii) of Regulation RR.  BMW Financial Services determined the fair value of the Retained Interest based on its own valuation methodology, inputs and assumptions and is solely responsible therefor.
(b)     The above representations and warranties are repeated on the Closing Date.
(c)     Any certificate signed by any officer of the Depositor, BMW Financial Services or any of their respective affiliates and delivered to the Representative or to counsel for the Underwriters in connection with the issuance or offering of the Notes shall be deemed a representation and warranty by the Depositor, BMW Financial Services or such affiliate, as the case may be, as to the matters covered thereby, to each Underwriter.
SECTION 3.     Purchase, Sale and Delivery of Notes.  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust the respective principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I hereto, at a purchase price (the “Purchase Price”) equal to “Price $” as specified on Schedule II hereto.  Delivery of and payment for the Notes shall be made at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at 10:00 a.m. (New York City time) on August 19, 2026 (or at such other place and time on the same or other date as shall be agreed to in writing by the Representative and the Depositor, the “Closing Date”).  Delivery of one or more global notes representing the Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor.  The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof.  Definitive Notes representing the Notes will be available only under those limited circumstances set forth in the Indenture.
(b)     The Depositor hereby acknowledges that the payment of monies pursuant to Section 3(a) hereof (a “Payment”) by or on behalf of the Underwriters of the aggregate Purchase Price for the Notes does not constitute closing of a purchase and sale of the Notes.

Only execution and delivery, by facsimile or otherwise, of a receipt for Notes by the Representative indicates completion of the closing of a purchase of the Notes from the Depositor.  Furthermore, in the event that the Underwriters make a Payment to the Depositor prior to the completion of the closing of a purchase of Notes, the Depositor hereby acknowledges that until the Representative executes and delivers such receipt for the Notes the Depositor will not be entitled to the Payment and shall return the Payment to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand.  In the event that the closing of a purchase of Notes is not completed and the Payment is not returned by the Depositor to the Underwriters on the same day the Payment was received by the Depositor, the Depositor agrees to pay to the Underwriters in respect of each day the Payment is not returned by it, in same-day funds, interest on the amount of such Payment in an amount representing the Underwriters’ cost of financing as reasonably determined by the Representative.
(c)     It is understood that Barclays Capital Inc., individually, may (but shall not be obligated to) make Payment on behalf of any Underwriter or Underwriters for any of the Notes to be purchased by such Underwriter or Underwriters.  No such Payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.
SECTION 4.     Offering by Underwriters.  It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) on the terms set forth in the Prospectus.
SECTION 5.     Covenants of the Depositor and BMW Financial Services.  The Depositor and BMW Financial Services, as applicable, each covenant and agree with the Underwriters as set forth below.  For purposes of this Section 5, the Depositor and BMW Financial Services shall jointly make each of the covenants set forth below in clauses (a), (b), (c), (e), (g), (h), (i), (k), (l) and (m) and the entity specified in the covenant below shall make the covenants set forth in all of the other clauses below.
(a)     The Depositor will furnish to the Underwriters and counsel to the Underwriters, without charge, as many electronic copies of the Time of Sale Information, the Prospectus, the Registration Statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.
(b)     The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with Rule 424(b) no later than the second business day following the date it is first used.  The Depositor will file the Transaction Documents (other than the Note Depository Agreement) with the Commission no later than the date the Prospectus is required to be filed under Rule 424 of the Act.  The Depositor will file with the Commission each Free Writing Prospectus listed on Schedule III or approved in writing by the Depositor and any “issuer information” (as defined above) included in any Free Writing Prospectus permitted by this Agreement that the Depositor is required to file under the Act and the Rules and Regulations, and in each case will do so within the applicable period of time required under the Act and the Rules and Regulations.  The Depositor and BMW Financial Services will advise the Representative promptly of any such filings.

(c)     During the time that the Underwriters are required to deliver a prospectus to investors, the Depositor and BMW Financial Services will advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Information and will not effect or file any such amendment or supplement without the consent of the Representative, which consent shall not be unreasonably withheld.  The Depositor and BMW Financial Services will advise the Representative promptly of the effectiveness of any amendment or supplement to the Registration Statement, the Prospectus or the Time of Sale Information and of the institution by the Commission of any order or action suspending the right to use the Registration Statement, the Prospectus or the Time of Sale Information.  Each of the Depositor and BMW Financial Services will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.  The Depositor and BMW Financial Services will comply with the Act, the Exchange Act, the Trust Indenture Act and the rules and regulations contemplated thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus.  The Depositor will file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder and all documents and certifications required for the use of a registration statement on Form SF-3 within the time periods required by Form SF-3, the Act or the Rules and Regulations.
(d)     The Depositor will arrange for the qualification of the Notes for offering and sale in each jurisdiction as the Representative shall designate including, but not limited to, pursuant to applicable state securities Blue Sky laws of certain states of the United States of America or other U.S. jurisdictions so designated, and the Depositor shall maintain such qualifications in effect for so long as may be necessary in order to complete the placement of the Notes; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign limited liability company or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Depositor will promptly advise the Representative of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(e)     If, at any time when a prospectus relating to the Notes is required to be delivered by an Underwriter or dealer either (i) any event occurs as a result of which the Prospectus or the Time of Sale Information as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus or the Time of Sale Information to comply with the Act, the Depositor and BMW Financial Services promptly will notify the Representative of such event or reason and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission.  Neither the Underwriters’ consent to, nor the Underwriters’ distribution of, any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 8 hereof.
(f)     The Depositor will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(g)     BMW Financial Services and the Depositor shall (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding BMW Financial Services, the Depositor and their respective affairs as the Underwriters may from time to time reasonably request prior to the Closing Date, including any and all documentation reasonably requested in connection with their due diligence efforts regarding information in the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of their respective subscriptions, the opportunity to ask questions of, and receive answers with respect to such matters.
(h)     Until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, the Depositor shall deliver to each of the Underwriters, through the Representative, the annual statement of compliance, the annual assessment of compliance and any annual independent certified public accountants’ attestation furnished to the Administrator, the Indenture Trustee or the Trust pursuant to the Sale and Servicing Agreement or the Indenture, as soon as such statements and reports are furnished to the Administrator, the Indenture Trustee or the Trust and solely to the extent such documents are required to be delivered to such Persons pursuant to the Sale and Servicing Agreement or Indenture.
(i)     So long as any of the Notes are outstanding, the Depositor shall deliver to each of the Underwriters, through the Representative:  (i) all documents distributed to Noteholders and (ii) from time to time, any other information concerning BMW Financial Services, BMW Bank, the Depositor or the Trust as the Underwriters may reasonably request only insofar as such information reasonably relates to the Prospectus or the transactions contemplated by the Transaction Documents.
(j)     On or before the Closing Date, the Depositor and BMW Financial Services shall cause their computer records relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables, and from and after the Closing Date neither the Depositor nor BMW Financial Services shall take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Indenture or Sale and Servicing Agreement.
(k)     To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or BMW Financial Services, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.
(l)     As soon as practicable, but no later than 16 months after the date hereof, the Depositor and BMW Financial Services will cause the Trust to make generally available to the Noteholders an earnings statement covering a period of at least 12 consecutive months beginning after the later of (i) the effective date of the Registration Statement relating to the Notes and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and, in each case, satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

(m)     From the date hereof until thirty days after the Closing Date, none of the Depositor, BMW Financial Services or any of their respective affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes.
(n)     BMW Financial Services will comply and will cause the Depositor to comply with the 17g-5 Representation.
SECTION 6.     Payment of Expenses.  The Depositor shall pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including:  (a) the preparation, printing and distribution of the Time of Sale Information and the Prospectus and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of BMW Financial Services’, BMW Bank’s and the Depositor’s counsel and accountants, (e) the qualification of the Notes under state securities laws in accordance with Section 5(d) hereof including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of the Owner Trustee and its counsel, if any, (j) the fees and expenses of Richards, Layton & Finger, P.A., (k) the fees and disbursements of the Asset Representations Reviewer and its counsel, if any, and (l) the amounts set forth in Section 7(i).  For the avoidance of doubt, the Underwriters shall pay the fees, expenses and disbursements of their counsel.
SECTION 7.     Time of Sale Information and Free Writing Prospectus.
(a)     The following terms have the specified meanings for purposes of this Agreement:
a.            “Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act;
b.            “Prepricing Information” means information relating to the price, pricing speed, benchmark and status of the Notes and the offering thereof;
c.            “Issuer Information” means (1) the information contained in any Permitted Underwriter Communication (as defined below) to the extent such information is also included in the Time of Sale Information (other than Underwriters’ Information), (2) information in the Time of Sale Information, other than any Prepricing Information, that is used to calculate or create any Derived Information and (3) any computer tape in respect of the Notes or the related receivables, including, if any, any schedule of scheduled payments for inclusion in an Intex.cdi file furnished by the Depositor to any Underwriter (the “Computer Tape”);
d.            “Derived Information” means such written information regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is not any of (A) Issuer Information, (B) Prepricing Information or (C) contained in the Registration Statement, the Time of Sale Information or the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor); and
e.            “Ratings Free Writing Prospectus” means the free writing prospectus dated August 6, 2026 relating to the credit ratings expected to be received on the Notes from the hired NRSROs (as defined below).  For the avoidance of doubt, the Ratings Free Writing Prospectus shall constitute a Free Writing Prospectus for purposes of this Agreement.
(b)     Neither the Depositor nor BMW Financial Services will disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Time of Sale Information and the Prospectus, unless the Depositor has obtained the prior consent of the Representative.
(c)     Unless otherwise agreed to in writing by each party hereto, none of the Depositor, BMW Financial Services nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rules 167 or 426 under the Act, nor shall the Depositor, BMW Financial Services or any Underwriter disseminate any Permitted Underwriter Communication “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.
(d)     Each Underwriter, the Depositor and BMW Financial Services represent that each Free Writing Prospectus distributed by it shall bear the following legend, or a substantially similar legend that complies with Rule 433(c)(2)(i) under the Act:
BMW FS Securities LLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents BMW FS Securities LLC has filed with the SEC for more complete information about BMW FS Securities LLC, the issuing entity, and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, BMW FS Securities LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847.

(e)     In the event that the Depositor or BMW Financial Services becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (the “Defective Time of Sale Information”), such entity shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters, at the expense of the Underwriters if such untrue statement or omission relates solely to Underwriters’ Information, and otherwise at the expense of the Depositor, Corrected Time of Sale Information.
(f)     Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Depositor that:
a.            Other than the Time of Sale Information and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following:  (1) the information in any Free Writing Prospectus listed on Schedule III hereto or approved in writing by the Depositor, (2) information relating to the class, size, rating, CUSIPs, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Notes, (3) the servicer clean-up call, (4) the eligibility of the Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes and (7) Intex.cdi files (each such written communication, a “Permitted Underwriter Communication”); and (ii) each Underwriter will be permitted to provide confirmations of sale; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (7) above that would be “issuer information” as defined in Rule 433 under the Act other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Notes not required to be filed with the Commission and (C) information relating to the final terms of the Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(d)(5)(ii) under the Act.
b.            In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.
c.            Prior to entering into any Contract of Sale with a prospective investor, the applicable Underwriter shall convey the Time of Sale Information to the prospective investor.  The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.
d.            If Defective Time of Sale Information has been corrected with Corrected Time of Sale Information delivered to such Underwriter subsequent to the original Time of Sale and prior to the Closing Date, such Underwriter shall (A) deliver the Corrected Time of Sale Information to each investor with whom it entered into a Contract of Sale and that received the Defective Time of Sale Information from such Underwriter and (B) notify each such investor of its rights under the existing Contract of Sale, including the right to elect to terminate such Contract of Sale and (C) if any such prior Contract of Sale is terminated, provide the related investor with the opportunity to elect to enter into or not enter into a new Contract of Sale to purchase the Notes on the terms described in the Corrected Time of Sale Information.
e.            Each Underwriter, severally and not jointly, represents, warrants and agrees that it (a) has not delivered, and will not deliver, any Rating Information (as defined below) to a Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), and (b) has not participated, and will not participate, in any oral communication of Rating Information with any Rating Agency or other nationally recognized statistical rating organization unless a designated representative from BMW Financial Services participated or participates in such communication; provided, however, that if an Underwriter receives an oral communication from a Rating Agency, such Underwriter is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from BMW Financial Services or refer such Rating Agency to BMW Financial Services, who will respond to the oral communication. “Rating Information” means any oral or written information provided for the purpose of (a) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables and the legal structure of the Notes or (b) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables.
(g)     Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Notes required to be filed with the Commission pursuant to Rule 433(d)(5)(ii) under the Act.

(h)     The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 7(g) not later than two days after the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(d)(5)(ii) under the Act; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 7(g).
(i)     In the event that any Underwriter shall incur any costs or suffer any losses or damages in connection with the reformation of the Contract of Sale with any investor that received Defective Time of Sale Information, the Depositor and BMW Financial Services jointly and severally agree to reimburse such Underwriter for such costs, losses or damages; provided, that such reimbursement obligations of the Depositor and BMW Financial Services shall not apply to any such reformation to the extent resulting from an untrue statement or omission in the  Defective Time of Sale Information contained in or omitted from the Defective Time of Sale Information in reliance upon and in conformity with the Underwriters’ Information.
SECTION 8.     Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers of the Depositor and BMW Financial Services made pursuant hereto when made, to the performance by the Depositor and BMW Financial Services of their obligations hereunder, and to the following additional conditions precedent:
(a)     On the Closing Date, each of the Transaction Documents, the Notes and the Certificates shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee and the Indenture Trustee shall have received a fully executed copy thereof or, with respect to the Notes and Certificates, a conformed copy thereof.  The Transaction Documents, the Notes and the Certificates shall be substantially in the forms heretofore provided to the Representative.
(b)     Both at or before the date hereof, and on or before the Closing Date, the Representative shall have received three letters, one relating to the Receivables dated as of a date at least five business days prior to the date hereof, one relating to the Preliminary Prospectus, dated on or about the date of the Preliminary Prospectus and covering procedures performed as of the date of the Preliminary Prospectus and one relating to the Prospectus, dated on or about the date of the Prospectus and covering procedures performed as of the date of the Prospectus, in each case, delivered by KPMG LLP, independent certified public accountants, addressed to the Underwriters, substantially in the form of the drafts to which the Representative has agreed previously and otherwise substantially in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters; provided, that the Underwriters shall have received the Accountant’s Due Diligence Report at or prior to the deadline set forth in Section 2(a)(xxxvii)(B).
(c)     The Preliminary Prospectus, the Prospectus, each Free Writing Prospectus listed on Schedule III hereto or approved in writing by the Depositor and any “issuer information” (as defined above) included in any Permitted Underwriter Communication required to be filed with the Commission shall have been filed with the Commission in accordance with the Rules and Regulations and Section 7(h) hereof; on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or BMW Financial Services shall be contemplated by the Commission.
(d)     The Representative shall have received an opinion or opinions of in-house counsel to the Depositor, BMW Financial Services and BMW Bank, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:
(i)     Each of BMW Financial Services, the Depositor and BMW Bank (each, a “BMW Entity”) has been duly formed or chartered, as applicable, is validly existing and in good standing under the laws of the State of Delaware or the laws of the State of Utah, as applicable, and has all requisite power and authority to conduct the business in which it is engaged, and at all relevant times, and now has the power and authority to acquire, own, sell and, in the case of BMW Financial Services only, service the Receivables and the related Collateral.  Each BMW Entity is duly qualified as a foreign limited liability company or corporation and in good standing in each jurisdiction where failure to be so qualified would have a material adverse effect on such BMW Entity’s business.
(ii)     The execution and delivery by each BMW Entity of the Transaction Documents to which it is party and this Agreement, as applicable, and its performance of its obligations thereunder (x) are within such BMW Entity’s limited liability company or corporate power, as applicable, (y) have been duly authorized by all necessary limited liability company or corporate, as applicable, action and proceedings on the part of such BMW Entity and (z) will not:
a.            require any authorization or approval or other action taken by or in respect of, or notice or filing with, any governmental body, agency or official or other entity;
b.            contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon such BMW Entity;
c.            result in the creation of imposition of any adverse claim on assets of such BMW Entity, or any of its subsidiaries; or
d.            require compliance with any bulk sales or similar law.
(iii)     This Agreement and each Transaction Document to which such BMW Entity is a party, as applicable, has been duly executed and delivered by such BMW Entity.
(iv)     To the knowledge of such counsel, each BMW Entity has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and each BMW Entity is in all material respects complying therewith; and each BMW Entity is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on such BMW Entity or affect a material portion of the Receivables.
(v)     There is no action, suit or other proceeding pending or threatened against any BMW Entity before any court, governmental agency or arbitrator which would materially affect the business or financial condition of a BMW Entity or which would materially adversely affect the ability of a BMW Entity to perform its obligations under its organizational documents, or the Transaction Documents or this Agreement or seeks to prevent the issuance of the Notes or the Certificates or asserts the invalidity of any Transaction Document or this Agreement.
(vi)     Assuming that its standard procedures are followed with respect to the perfection of security interests in the Vehicles (and such counsel has no reason to believe that BMW Financial Services or BMW Bank has not followed its standard procedures in all material respects in connection with the perfection of security interests in the Vehicles), each of BMW Financial Services and BMW Bank has acquired or will acquire a perfected first priority security interest in the related Vehicles, and such perfected first priority security interest will not be impaired by the transfer of the Receivables to the Depositor or to the Trust, as applicable.
(e)     The Representative shall have received an opinion of Morgan, Lewis & Bockius LLP, counsel to the Depositor, BMW Financial Services, BMW Bank and the Trust, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:
(i)     Each of the Registration Statement, as of its effective date, and the Prospectus as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder applicable to a registration statement on Form SF-3 or to a final prospectus under such a registration statement, respectively, other than the following (as to which such counsel expresses no opinion):  (i) the financial statements, other financial or accounting information or other statistical or numerical information, tabular or otherwise, contained in or incorporated by reference into the Registration Statement or the Prospectus, (ii) any other documents or information incorporated by reference into the Registration Statement or the Prospectus, (iii) any exhibits to the Registration Statement and (iv) compliance by the Depositor and each issuing entity previously established, directly or indirectly, by the Depositor or any affiliate of the Depositor with the registrant requirements set forth in General Instruction I.A.2. of Form SF-3 as of any required date.
(ii)     The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

(iii)     The statements in the Prospectus set forth under the captions “Description of the Transfer and Servicing Agreements”, “Description of the Notes”, “Payments on the Notes”, “Asset Representations Reviewer” and “Credit Enhancement”, insofar as they describe certain provisions of the Transaction Documents, are correct in all material respects.  The statements in the Prospectus set forth under the caption “Certain Legal Aspects of the Receivables”, insofar as they contain descriptions of federal or New York laws, legal conclusions, rules or regulations, are correct in all material respects.
(iv)     Neither the Depositor nor the Trust is required to register as an investment company under the Investment Company Act.  In reaching this conclusion with respect to the Trust, although there may be additional exclusions or exemptions available to the Trust, the Trust will rely on the exemption from the definition of “investment company” under the Investment Company Act provided by Rule 3a-7 under the Investment Company Act.  The Trust is structured so as not to constitute a “covered fund” within the meaning of the final regulations issued December 10, 2013, implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, commonly known as the “Volcker Rule.”
(v)     The Notes, when duly authorized by all requisite limited liability company action on the part of the Depositor, executed by the Trust and authenticated by the Indenture Trustee in accordance with the Indenture, and delivered against payment in accordance with this Agreement, will be entitled to the benefits of the Indenture and enforceable against the Trust in accordance with their terms.
(vi)     No consent or approval by, or any notification of or filing with, any New York state or federal court, public body or authority (each, an “Authorization”) is required pursuant to New York state or federal law to be obtained or effected by the Depositor, BMW Financial Services, BMW Bank or the Trust in connection with the execution, delivery and performance by such party of each of the Transaction Documents (other than the Note Depository Agreement) to which it is a party or this Agreement, as applicable, except for such consents, approvals, notifications or filings that have been obtained or made.
(vii)     Each of the Transaction Documents to which the Depositor, BMW Financial Services, BMW Bank or the Trust is a party (other than the Trust Agreement and the Note Depository Agreement, as to which such counsel expresses no opinion) and this Agreement, as applicable, constitutes a valid and binding agreement of the Depositor, BMW Financial Services, BMW Bank or the Trust, as applicable, enforceable against the Depositor, BMW Financial Services, BMW Bank or the Trust, respectively, in accordance with its respective terms.
(viii)     The execution and delivery by the Depositor, BMW Financial Services, BMW Bank and the Trust of each of the Transaction Documents (other than the Note Depository Agreement) to which it is a party and this Agreement, as applicable, and compliance by each of the Depositor, BMW Financial Services, BMW Bank and the Trust with the provisions thereof will not violate any law, statute, rule or regulation of the

State of New York, or any federal law, statute, rule, or regulation, in each case that is applicable to the Depositor, BMW Financial Services, BMW Bank or the Trust, as applicable.
In addition to the opinions set forth above, such counsel will confirm that the Registration Statement has been declared effective under the Act; the Preliminary Prospectus has been filed pursuant to Rule 424(h) of the Rules and Regulations within the time period required by Rule 424(h); the Prospectus has been filed pursuant to Rule 424(b) of the Rules and Regulations within the time period required by Rule 424(b); and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted by the Commission.
In addition, such counsel shall also state that is has reviewed the Registration Statement, the Time of Sale Information and the Prospectus, and participated in conferences with representatives of the Underwriters and representatives of BMW Financial Services, BMW Bank and the Depositor, their independent public accountants, and counsel for the Underwriters, regarding such documents and information and related matters, and that such counsel confirms to the Underwriters that, on the basis of the information gained in the course of performing the services referred to above, nothing came to such counsel’s attention that caused such counsel to believe that (A) the Registration Statement, on the effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) the Time of Sale Information, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  However, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Time of Sale Information, or express any belief with respect to (i) the financial statements or other financial, statistical, numerical or accounting information, tabular or otherwise, contained in or incorporated by reference into the Registration Statement, the Time of Sale Information or the Prospectus, (ii) any other documents or information incorporated by reference into the Registration Statement, the Time of Sale Information or the Prospectus, (iii) any exhibits to the Registration Statement or (iv) any trustee’s statement of eligibility on Form T-l.  Further, such counsel need not assume any responsibility for any omission resulting from the failure of the Time of Sale Information to include information identified in the Time of Sale Information as omitted to the extent contained in the Prospectus.
Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States and the laws of the State of New York.
(f)     Thompson Hine LLP, in its capacity as counsel to BMW Financial Services, the Depositor and the Trust, shall have delivered an opinion addressed to the

Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that so long as BMW Financial Services has and continuously retains possession in the State of Ohio of all tangible chattel paper comprised in the Receivables, at and after the time of the transfer thereof from the Trust to the Indenture Trustee, the security interest of the Indenture Trustee in such tangible chattel paper arising under the Indenture will constitute a perfected security interest in such tangible chattel paper, subject to no prior or equal liens which may be perfected by the filing of a financing statement or by taking possession of such chattel paper.
(g)     Morgan, Lewis & Bockius LLP, in its capacity as federal tax and ERISA counsel to the Depositor and the Trust, shall have delivered an opinion reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Underwriters, to the effect that:
(i)     The Notes will be characterized as debt for United States federal income tax purposes; provided, that, for purposes of the foregoing, no opinion is expressed with respect to Notes held by the beneficial owners of the Certificates or a person related to the beneficial owners of the Certificates for United States federal income tax purposes;
(ii)     The Trust will not be characterized an as association or a publicly traded partnership, in either case, taxable as a corporation for United States federal income tax purposes;
(iii)     The statements in the Prospectus under the headings “Summary of Terms—Tax Status”, “Material U.S. Federal Income Tax Considerations” and “Annex A—Global Clearance, Settlement and Tax Documentation Procedures—Material U.S. Federal Income Tax Documentation Requirements” insofar as they purport to describe certain provisions of United States federal income tax law or legal conclusions with respect thereto, are correct in all material respects; and
(iv)     The statements in the Prospectus under the headings “Summary of Terms—ERISA Considerations” and “ERISA Considerations” insofar as they describe certain provisions of federal law or federal legal conclusions, are correct in all material respects.
(h)     Morgan, Lewis & Bockius LLP, in its capacity as counsel to the Depositor and the Trust, shall have delivered an opinion reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Underwriters, with respect to (i) the consolidation of the assets and liabilities of the Trust with those of BMW Bank or BMW FS, the Depositor or any other holder of Certificates under the doctrine of substantive consolidation and (ii) the characterization as a “true sale” of the sale of the Receivables from BMW Financial Services to the Depositor, from the Depositor to the Trust, and such other related matters as the Underwriters shall reasonably require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.  Such opinions shall be limited to the laws of the State of New York and United States federal law.

(i)     Morgan, Lewis & Bockius LLP, in its capacity as counsel to BMW Bank, shall have delivered an opinion reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Underwriters, with respect to the following matters:
(i)     If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed as receiver or conservator of BMW Bank under the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1811 et seq. (the “FDI Act”), a court would hold that the Receivables transferred by BMW Bank to the Depositor on the Closing Date in accordance with the BMW Bank Receivables Purchase Agreement would not be deemed to be property of the receivership or conservatorship estate of BMW Bank, and the FDIC acting as conservator or receiver for BMW Bank could not, by exercise of its authority to disaffirm or repudiate contracts under Section 11(e) of the FDI Act, 12 U.S.C. §1821(e), reclaim or recover such Receivables from the Depositor or its assignees (including the Indenture Trustee) or recharacterize such Receivables as property of the receivership or conservatorship estate of BMW Bank;
(ii)     If the FDIC were appointed as receiver or conservator of BMW Bank under the FDI Act  and if the FDIC sought to recharacterize the transfer of the Receivables transferred by BMW Bank to the Depositor pursuant to the BMW Bank Receivables Purchase Agreement as a grant of a security interest to secure a debt obligation, paragraphs (d)(4), (e) and (g) of the FDIC regulation entitled “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection With a Securitization or Participation After September 30, 2010,” as revised by the FDIC regulation entitled “Treatment of Financial Assets Transferred in Connection with a Securitization or Participation,” adopted on January 25, 2016, 12 CFR § 360.6 (the “Rule”) would apply to the transfer of such Receivables by BMW Bank to the Depositor; and
(iii)     If the FDIC were appointed as receiver or conservator of BMW Bank under the FDI Act and if the transfer of the BMW Bank Receivables by BMW Bank to the Depositor on the Closing Date in accordance with the BMW Bank Receivables Purchase Agreement were deemed to be a grant of a security interest to secure an obligation of BMW Bank, a court would hold that such security interest would be enforceable against BMW Bank notwithstanding the insolvency of BMW Bank or the appointment of the FDIC as conservator or receiver of BMW Bank, subject to the requirement (if the Rule does not apply) to obtain the consent of the FDIC before the exercise by the Depositor or its assigns (including the Indenture Trustee) of any right or power to terminate, accelerate, or declare a default under the BMW Bank Receivables Purchase Agreement or the Indenture or liquidate the Receivables transferred by BMW Bank to the Depositor pursuant to the BMW Bank Receivables Purchase Agreement or the Indenture or affect any contractual rights of BMW Bank within 45 days or 90 days, as applicable, following the appointment of the FDIC as the conservator or receiver of BMW Bank.

(j)     The Representative shall have received an opinion of in-house counsel to the Asset Representations Reviewer, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:
(i)     The Asset Representations Reviewer is duly organized and validly existing as a Delaware limited liability company in good standing under the laws of Delaware, is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representation Reviewer’s ability to perform its obligations under the Asset Representations Review Agreement.
(ii)     The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under the Asset Representations Review Agreement, has duly authorized the execution, delivery and performance of the Asset Representations Review Agreement and has duly executed and delivered the Asset Representations Review Agreement.  The Asset Representations Review Agreement is the legal, valid and binding agreement of the Asset Representations Reviewer, enforceable against it, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors' rights or by general equitable principles.
(iii)     The completion of the transactions contemplated by the Asset Representations Review Agreement and the execution, delivery and performance of the Asset Representation Reviewer’s obligations under the Asset Representations Review Agreement will not (a) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, contract, guarantee or similar document under which the Asset Representation Reviewer is a party, (b) result in the creation or imposition of a lien on the properties or assets of the Asset Representation Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (c) violate the organizational documents of the Asset Representation Reviewer or (d) violate a law, or to such counsel’s knowledge, an order, judgment, decree, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representation Reviewer or its properties that applies to the Asset Representation Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representation Reviewer's ability to perform its obligations under the Asset Representations Review Agreement.
(iv)     There are no proceedings or investigations pending or, to such counsel’s knowledge, threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (a) asserting the invalidity of the Asset Representations Review Agreement, (b) seeking to prevent the completion of the transactions contemplated by the Asset Representations Review Agreement or (c) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representation Reviewer’s ability to perform its obligations under, or the validity or enforceability of, the Asset Representations Review Agreement.
(k)     The Representative shall have received an opinion of Chapman and Cutler LLC, counsel to the Indenture Trustee, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:
(i)     The Indenture Trustee is a national banking association validly existing and in good standing under the laws of the United States of America, with the requisite corporate power to enter into and perform its obligations under each of the Transaction Documents to which it is a party.
(ii)     The Indenture Trustee has duly authorized, executed and delivered the Transaction Documents to which it is a party.  Assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Transaction Documents to which the Indenture Trustee is a party is the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms against the Indenture Trustee.
(iii)     The execution, delivery or performance by the Indenture Trustee of the Transaction Documents to which it is a party does not now, and will not after the Closing Date, (a) conflict with, result in a breach of or constitute a default under any term or provision of the articles of association or bylaws of the Indenture Trustee, any term or provision of any agreement, contract, instrument or indenture of any nature whatsoever, known to such counsel, to which the Indenture Trustee is a party or by which it is bound, or, to the best of such counsel’s knowledge, any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Indenture Trustee, or (b) to the best of such counsel’s knowledge, result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate (except as contemplated by the Transaction Documents to which the Indenture Trustee is a party).
(iv)     To the best of such counsel’s knowledge, there are no actions, proceedings or investigations pending or threatened against the Indenture Trustee before any court, administrative agency or tribunal (a) asserting the invalidity of the Transaction Documents to which the Indenture Trustee is a party, (b) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents to which the Indenture Trustee is a party, or (c) that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, the Transaction Documents to which it is a party.
(v)     The execution, delivery and performance by the Indenture Trustee of the Transaction Documents to which it is a party will not conflict with or violate any provisions of any law or regulation governing the banking and trust powers of the Indenture Trustee.  Such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the activities of the Indenture Trustee.
(vi)     The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the Indenture.
(vii)     The Certificates have been duly authenticated and delivered by U.S. Bank Trust Company, National Association, as the Owner Trustee’s authentication agent, in accordance with the Trust Agreement.
(l)     The Representative shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:
(i)     The Owner Trustee is validly existing as a national banking association in good standing under the federal laws of the United States of America.
(ii)     The Owner Trustee has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.
(iii)     The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee.
(iv)     Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation by the Owner Trustee of the transactions contemplated thereby, nor compliance with the terms thereof conflict with or result in a breach of, or constitute a default under the provisions of, the Owner Trustee’s certificate of incorporation or bylaws or any law, rule or regulation of the State of Delaware or the United States governing the trust powers of the Owner Trustee.
(v)     Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation by the Owner Trustee of the transactions contemplated thereby, nor compliance with the terms thereof requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States of America governing the trust powers of the Owner Trustee.
(m)     The Representative shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i)     The Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Statutory Trust Act”), and has the power and authority under the Trust Agreement and the Statutory Trust Act to execute, deliver and perform its obligations under the Transaction Documents and to issue the Notes and the Certificates.
(ii)     The Transaction Documents and performance of obligations thereunder and the Notes have been duly authorized, executed and delivered by the Trust.
(iii)     The Trust Agreement is a legal, valid and binding obligation of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee, in accordance with its terms.
(iv)     Neither the execution, delivery and performance by the Trust of the Transaction Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust and the UCC financing statements with the Secretary of State of the State of Delaware.
(v)     Neither the execution, delivery and performance by the Trust of the Transaction Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.
(vi)     Under § 3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.
(vii)     Under the Statutory Trust Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the holders of the Certificates will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.
(viii)     Under § 3808(a) and (b) of the Statutory Trust Act, the Trust may not be terminated or revoked by the holders of the Certificates, and the dissolution, termination or bankruptcy of any holder of the Certificates shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.
(ix)     Under § 3805(c) of the Statutory Trust Act, except to the extent otherwise provided in the Trust Agreement, a holder of a Certificate (including the Depositor in its capacity as such) has no interest in specific Trust property.

(x)     The Certificates have been duly authorized and executed by the Trust and, when authenticated and delivered and paid for in accordance with the terms of the Trust Agreement, the Certificates will be validly issued and entitled to the benefits of the Trust Agreement.
(n)     The Representative shall have received an opinion of Richards, Layton & Finger, P.A., special counsel to the Depositor, addressed to the Underwriters, dated the Closing Date and reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:
(i)     The Depositor has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.
(ii)     The limited liability company agreement of the Depositor (the “LLC Agreement”) constitutes a legal, valid and binding agreement of BMW Financial Services, the primary member (the “Member”) and BMW FS Receivables Corp., a Delaware corporation, as the second member of the Depositor (the “Special Member”, and together with the Member, the “Members”) and is enforceable against the Members, in accordance with its terms.
(iii)     The limited liability company agreement of the Member (the “Member Agreement”) constitutes a legal, valid and binding agreement of BMW North America, LLC (formerly known as BMW of North America, Inc.)  (“BMW”), the sole member, and is enforceable against BMW, in accordance with its terms.
(iv)     Under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “LLC Act”), and the LLC Agreement, the Depositor has all necessary limited liability company power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, and to perform its obligations thereunder.
(v)     Under the LLC Act and the LLC Agreement, the execution and delivery by the Depositor of this Agreement and the Transaction Documents to which it is a party, and the performance by the Depositor of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Depositor.
(vi)     Under the LLC Act and the Member Agreement, the Member has all necessary limited liability company power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and the LLC Agreement, and to perform its obligations thereunder.
(vii)     Under the LLC Act and the Member Agreement, the execution and delivery by the Member of this Agreement and the Transaction Documents to which it is a party and the LLC Agreement, and the performance by the Member of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Member.

(viii)     If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (i) in order for a Person to file a voluntary bankruptcy petition on behalf of the Depositor, the unanimous affirmative vote of all of the Members, which vote must include the vote of all of the Independent Directors (as defined in the LLC Agreement) of the Special Member, as provided for in Section 2.6(d) of the LLC Agreement, is required and (ii) such provision, contained in Section 2.6(d) of the LLC Agreement, that requires the unanimous affirmative vote of all of the Members, which vote must include the vote of all of the Independent Directors of the Special Member, in order for a Person to file a voluntary bankruptcy petition on behalf of the Depositor, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.
(ix)     Under the LLC Act and the LLC Agreement, the Bankruptcy (as defined in the LLC Agreement) or dissolution of the Member will not, by itself, cause the Depositor to be dissolved or its affairs to be wound up.
(x)     While under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of the Member may be able to charge the Member’s share of any profits and losses of the Depositor and the Member’s right to receive distributions of the Depositor’s assets (the “Member’s Interest”), to the extent so charged, the judgment creditor has only the right to receive any distribution or distributions to which the Member would otherwise have been entitled in respect of such Member’s Interest.  Under the LLC Act, no creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Depositor.  Thus, under the LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the assets of the Depositor.
(xi)     Under the LLC Act (i) the Depositor is a separate legal entity, and (ii) the existence of the Depositor as a separate legal entity shall continue until the cancellation of the certificate of formation of the Depositor.
(xii)     A federal court of competent jurisdiction would hold that Delaware law, and not federal law, would govern the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Depositor.
(o)     Sidley Austin LLP, counsel to the Underwriters, shall have furnished to the Representative such opinions or negative assurance letters addressed to the Underwriters, dated the Closing Date, with respect to certain securities law issues and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable such opinions or negative assurance letters to be based upon such matters.
(p)     Morgan, Lewis & Bockius LLP, in its capacity as counsel to the Depositor and the Trust, shall have delivered an opinion reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Underwriters, to the effect that:

(i)     Each Transfer Agreement creates an enforceable security interest in favor of the applicable Transferee under the applicable Transfer Agreement in the applicable Transferor’s right, title and interest in and to the applicable Article 9 Collateral transferred or pledged, as applicable, by the applicable Transferor to the applicable Transferee pursuant to the applicable Transfer Agreement.
(ii)     To the extent that the security interest of a Transferee in the applicable Article 9 Filing Collateral transferred or pledged, as applicable, by the applicable Transferor to the applicable Transferee pursuant to the applicable Transfer Agreement is (a) a security interest to secure payment or performance of an obligation or (b) an interest of a buyer of accounts or chattel paper, the filing of the applicable Financing Statement in the Filing Office will be effective to perfect such security interest of the Transferee in such Article 9 Filing Collateral.
(iii)     To the extent that the security interest of a Transferee in the applicable Article 9 Collateral transferred by the applicable Transferor to the applicable Transferee pursuant to the applicable Transfer Agreement is an interest of a buyer of promissory notes or payment intangibles, the security interest of the applicable Transferee in such Article 9 Collateral will be perfected upon the attachment of the security interest.
(iv)     With respect to Article 9 Collateral credited to the Reserve Account that constitutes instruments, delivery of such Article 9 Collateral to and continued possession such Article 9 Collateral by the Indenture Trustee will be effective to perfect the security interest of the Indenture Trustee in such Article 9 Collateral.  So long as continuous physical possession of the Article 9 Collateral is maintained by the Indenture Trustee, such security interest in favor of the Indenture Trustee will be prior to any security interest in such Article 9 Collateral granted by the Trust in favor of any other person.
(v)     With respect to Article 9 Collateral credited to the Reserve Account that constitutes security entitlements, upon becoming the entitlement holder of such Article 9 Collateral, the security interest of the Indenture Trustee in such Article 9 Collateral will be perfected.  So long as the Indenture Trustee remains the entitlement holder of such Article 9 Collateral, such security interest in favor of the Indenture Trustee will be prior to any security interest in such Article 9 Collateral granted by the Trust in favor of any other person.
(vi)     With respect to Article 9 Collateral credited to the Reserve Account that constitutes certificated securities, delivery of such Article 9 Collateral to and continued possession of such Article 9 Collateral by the Indenture Trustee and indorsement of such Article 9 Collateral to the Indenture Trustee or in blank by an effective indorsement or registration of such Article 9 Collateral in the name of the Indenture Trustee will be effective to perfect the security interest of the Indenture Trustee in such Article 9 Collateral.  So long as continuous physical possession of each such indorsed or registered Article 9 Collateral is maintained by Indenture Trustee, such security interest in favor of the Indenture Trustee will be prior to any security interest in such Article 9 Collateral granted by the Trust in favor of any other person.
(vii)     With respect to Article 9 Collateral credited to the Reserve Account that constitutes uncertificated securities, registration by the issuer of the uncertificated securities on its books of the Indenture Trustee as the registered owner of such Article 9 Collateral will be effective to perfect the security interest of the Indenture Trustee in such Article 9 Collateral.  So long as the Indenture Trustee remains the registered owner of such Article 9 Collateral, such security interest in favor of the Indenture Trustee will be prior to any security interest in such Article 9 Collateral granted by the Trust in favor of any other person.
For purposes of the opinion,
(a)            “Transfer Agreement” means, as applicable, the BMW FS Receivables Purchase Agreement, the BMW Bank Receivables Purchase Agreement, the Sale and Servicing Agreement or the Indenture;
(b)            “Transferor” means, as applicable, BMW Financial Services as seller under the BMW FS Receivables Purchase Agreement, BMW Bank as seller under the BMW Bank Receivables Purchase Agreement, the Depositor as seller under the Sale and Servicing Agreement or the Trust as grantor under the Indenture;
(c)            “Transferee” means, as applicable, the Depositor as purchaser under the Receivables Purchase Agreements, the Trust as purchaser under the Sale and Servicing Agreement or the Indenture Trustee as grantee under the Indenture;
(d)            “Article 9 Collateral” means, as applicable, the Receivables and the other assets transferred or pledged, as applicable, by a Transferor to its Transferee pursuant to the applicable Transfer Agreement in which a security interest as defined in Section 1-201 of the UCC in effect in New York on the date hereof (the “New York UCC”) may be created under Article 9 of the New York UCC;
(e)            “Article 9 Filing Collateral” means the Article 9 Collateral in which a security interest may be perfected by the filing of a financing statement pursuant to the UCC that governs the perfection of a security interest in such Article 9 Collateral by the filing of a financing statement;
(f)            “Controlling UCC” means
(i)            the New York UCC, to the extent that the New York UCC governs the enforceability, perfection, effect of perfection or non-perfection, or priority of a security interest granted by the applicable Transferor in the Article 9 Collateral; or
(ii)            the UCC in effect on the date hereof in the State of Delaware to the extent that such UCC governs (1) the perfection of a non-possessory security interest granted by BMW Financial Services in the Article 9 Collateral (other than perfection by control of a security interest in deposit accounts, investment property, or letter of credit rights) or (2) the effect of perfection or nonperfection and the priority of a security interest granted by BMW Financial Services in the Article 9 Collateral that does not consist of investment property, deposit accounts, letter of credit rights, tangible negotiable documents, goods, instruments, money or tangible chattel paper;
(iii)            the UCC in effect on the date hereof in the State of Utah to the extent that such UCC governs (1) the perfection of a non-possessory security interest granted by BMW Bank in the Article 9 Collateral (other than perfection by control of a security interest in deposit accounts, investment property, or letter of credit rights) or (2) the effect of perfection or nonperfection and the priority of a security interest granted by BMW Bank in the Article 9 Collateral that does not consist of investment property, deposit accounts, letter of credit rights, tangible negotiable documents, goods, instruments, money or tangible chattel paper; or
(iv)            the UCC in effect on the date hereof in the State of Minnesota to the extent that each such UCC governs the enforceability, perfection, the effect of perfection or nonperfection and the priority of a possessory security interest granted by the applicable Transferor in the applicable Article 9 Collateral consisting of instruments or certificated securities;
(g)            “Filing Office” means with respect to (x) BMW Financial Services as debtor, the office of the Secretary of State of the State of Delaware and (y) BMW Bank as debtor, the office of the Secretary of State of the State of Utah;
(h)            “Financing Statement” means each financing statement that such counsel reviewed in connection with the transaction on form UCC-1 authorized by and naming the applicable Transferor, as debtor, naming either (a) in the case of each Transferor other than the Trust, the applicable Transferee as assignor secured party and the Indenture Trustee as the assignee of assignor secured party or (b) in the case of the Trust as Transferor, the Indenture Trustee as the secured party, and in each case indicating the Article 9 Filing Collateral transferred pursuant to the applicable Transfer Agreement as the collateral covered by the applicable Financing Statement, to be filed in the applicable Filing Office; and
(i)            All terms used in the opinion letter not otherwise defined therein that are defined or used in the Controlling UCC have the meanings given such terms in the Controlling UCC.
Such opinion shall be limited to matters arising under the federal laws of the United States of America and the laws of the State of New York and the Controlling UCC as in effect on the date thereof.
(q)     The Representative shall have received copies of each opinion of counsel delivered to any rating agency, together with a letter addressed to the Underwriters (but only to the extent that the Underwriters are not addressees of such opinion), dated the Closing Date, to the effect that the Underwriters may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.
(r)     The Representative shall have received certificates dated the Closing Date of any two of the President, Chief Financial Officer, any Vice President, the Controller or the Treasurer of the Depositor and BMW Financial Services in which such officers shall state that:  (i) the representations and warranties made by such entity contained in the Transaction Documents to which it is a party and this Agreement are true and correct, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date, (ii) since the date of this Agreement there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Trust, the Depositor or BMW Financial Services except as disclosed to the Representative in writing and set forth in the Time of Sale Information and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.
(s)     The Representative shall have received a certificate, executed by the Indenture Trustee, stating that any information contained in the Statement of Eligibility and Qualification (Form T-1) filed with the Registration Statement is true, accurate and complete.
(t)     The Representative shall have received evidence satisfactory to the Representative that, on or before the Closing Date, UCC-1 financing statements, have been or are being filed in all applicable governmental offices reflecting (i) the transfer of the interest of BMW Financial Services in the Receivables, and the proceeds thereof to the Depositor pursuant to the BMW FS Receivables Purchase Agreement, (ii) the transfer of the interest of BMW Bank in the Receivables, and the proceeds thereof to the Depositor pursuant to the BMW Bank Receivables Purchase Agreement, (iii) the transfer of the interest of the Depositor in the Receivables Purchase Agreements, the Receivables, and the proceeds thereof to the Trust pursuant to the Sale and Servicing Agreement, and (iv) the grant by the Trust to the Indenture Trustee under the Indenture of a security interest in the interest of the Trust in the Receivables Purchase Agreements, the Sale and Servicing Agreement, the Receivables, the Collateral and the proceeds thereof.
(u)     Each Class of Notes shall have been rated the rating specified in the Ratings Free Writing Prospectus by the hired NRSROs specified in the Ratings Free Writing Prospectus.
(v)     The Representative shall have received, from each of BMW Financial Services, the Depositor and BMW Bank, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the:  (i) certificate of formation, (ii) limited liability company agreement or other applicable organizational documents, (iii) applicable resolutions authorizing the transactions contemplated hereby and in the Transaction Documents and (iv) designation of incumbency with respect to each such entity.

(w)     All requirements of Rules 15Ga-2 and 17g-10 under the Exchange Act have been and will be timely complied with.
The Depositor shall provide or cause to be provided to the Representative conformed copies of such opinions, certificates, letters and documents as the Representative or counsel to the Underwriters may reasonably request.
SECTION 9.     Termination.  This Agreement shall be subject to termination in the sole discretion of the Representative by notice to the Depositor given on or prior to the Closing Date in the event that the Depositor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date, (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum or maximum prices shall have been established by or on, as the case may be, the Commission or the New York Stock Exchange; (b) trading of any securities of the Depositor or any Affiliate of the Depositor shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by either federal, New Jersey State authorities or New York State authorities; (d) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Prospectus, as amended as of the date hereof; (e) any change, or any development involving a prospective change, in or affecting the Receivables or particularly the business or properties of the Trust, the Depositor or BMW Financial Services shall have occurred which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; or (f) any downgrading in the rating of any debt securities of the Depositor or any of its Affiliates, including but not limited to outstanding asset-backed securities issued by securitization trusts, if any, by any “nationally recognized statistical rating organization” (as defined under Section 15E of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) shall have occurred.  Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except for the liability of the Depositor in relation to expenses as provided in Section 6 hereof, the indemnity provided in Section 10 hereof and any liability arising before or in relation to such termination.
SECTION 10.     Indemnification and Contribution.
(a)     The Depositor and BMW Financial Services, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and/or liabilities, joint or several, to which such Underwriter or other indemnified person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
(i)     any untrue statement or alleged untrue statement made by the Depositor or BMW Financial Services in Section 2 hereof,
(ii)     any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, any preliminary prospectus, the Time of Sale Information (including any Corrected Time of Sale Information) or the Prospectus or any amendment or supplement thereto,
(iii)     the omission or alleged omission to state in the Registration Statement, the Time of Sale Information (including any Corrected Time of Sale Information) or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,
(iv)     any untrue statement or alleged untrue statement of a material fact contained in a Permitted Underwriter Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that this subsection (iv) shall only apply to untrue statements, alleged untrue statements, omissions and alleged omissions that result from or are based upon errors or omissions in the Issuer Information, or
(v)     any untrue statement or alleged untrue statement of any material fact contained in the Form ABS-15G, or the omission or alleged omission to state in the Form ABS-15G a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, preparing, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Depositor and BMW Financial Services will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Information (including any Corrected Time of Sale Information) or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriters’ Information; provided, further, that the Depositor and BMW Financial Services shall not be liable to any Underwriter or any of the directors, officers, employees and agents of an Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act with respect to any loss, claim, damage or liability that results from the fact that the Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, if delivery thereof was required, a copy of the Prospectus or of the Prospectus as then amended or supplemented, whichever is most recent, if the Depositor has previously furnished copies thereof to such

Underwriter.  The indemnity provided for in this Section 10 shall be in addition to any liability which the Depositor and BMW Financial Services may otherwise have.  The Depositor and BMW Financial Services will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representative or other indemnified person is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of all of the Underwriters and such other indemnified person from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any Underwriter or other indemnified person.
(b)     Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Depositor and BMW Financial Services, each of its directors and officers and each person, if any, who controls the Depositor or BMW Financial Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Depositor, BMW Financial Services or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages and/or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment thereto), the Time of Sale Information (including any Corrected Time of Sale Information) or the Prospectus (or any amendment or supplement thereto) or (ii) the omission or the alleged omission to state in the Registration Statement (or any amendment thereto), the Time of Sale Information (including any Corrected Time of Sale Information) or the Prospectus (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (x) such Underwriter’s Underwriters’ Information or (y) any Derived Information of such Underwriter that does not result from or was not based upon an error or omission in (A) the Registration Statement, the Time of Sale Information (including any Corrected Time of Sale Information) or the Prospectus (unless such error or omission is in the Underwriters’ Information) or (B) the Computer Tape and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Depositor, BMW Financial Services or any such director, officer or controlling person in connection with investigating, preparing, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(c)     In case any proceeding (including any governmental investigation) shall be instituted or claim made involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 10, such person (for purposes of this paragraph (c), the “indemnified party”) shall, promptly after receipt by such party of notice of the commencement of such action or claim, notify the person against whom such indemnity may be sought (for purposes of this paragraph (c), the “indemnifying party”), but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party (i) under paragraph (a) or (b) of this Section 10 unless and to the extent it did not otherwise learn of such action or claim and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or (ii) otherwise than under this Section 10.  In case any such action or claim is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party if otherwise reasonably acceptable to the indemnified party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel in each applicable local jurisdiction) in any one action or separate but substantially similar actions arising out of the same general allegations or circumstances, designated in writing by the Representative in the case of paragraph (a) of this Section 10, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.

(d)     In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 10 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Depositor and BMW Financial Services on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Depositor bear to the total discounts and commissions received by the Underwriters (the “Spread”), in each case as set forth in the Prospectus.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or BMW Financial Services on the one hand or the Underwriters on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.  The Depositor, BMW Financial Services and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d).  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 10 shall be deemed to include, subject to the limitations on the fees and expenses of separate counsel set forth above in this Section 10, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action in respect thereof.  Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed an amount equal to the excess of the Spread received by it in the initial offering of the Notes over the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute hereunder are several in proportion to their respective principal amount of Notes they have purchased hereunder, and not joint.  For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each director of the Depositor and BMW Financial Services, each officer of the Depositor and BMW Financial Services and each person, if any, who controls the Depositor and BMW Financial Services within the meaning of

Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Depositor and BMW Financial Services.
SECTION 11.     Additional Representations and Warranties by each Underwriter.
(a)     Each Underwriter, severally and not jointly, represents and agrees that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes, which are the subject of the offering contemplated by the Prospectus, to any EU retail investor in the European Economic Area (the “EEA”).
For purposes of this Section 11(a), (i) the expression “EU retail investor” means a person who is one (or more) of the following: (A) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (B) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129, as amended; and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
(b)     Each Underwriter, severally and not jointly, represents and agrees that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any UK retail investor in the United Kingdom (the “UK”).
For purposes of this Section 11(b), (i) the expression “UK retail investor” means a person who is either one (or both) of the following: (a) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended; or (b) not a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024, as amended; and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.
(c)     Each Underwriter severally and not jointly represents that (i) to the extent that it is carrying on business in the UK, is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Trust.
(d)     Each Underwriter severally and not jointly represents that it (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the Depositor and (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the UK.
(e)     Each Underwriter severally and not jointly represents that it has not obtained any Due Diligence Report from any third party due diligence service provider in connection with the offering of the Notes except for the Accountant’s Due Diligence Report.
SECTION 12.     Defaults by an Underwriter.  If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriter(s)) the Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriter(s) do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter.  In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Depositor, BMW Financial Services, their respective affiliates and any non-defaulting Underwriter(s) for damages occasioned by its default hereunder.
SECTION 13.     Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes.  The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 10, 16, 18 and 21 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.  If for any reason the purchase of the Notes by the Underwriters is not consummated, each of the Depositor and BMW Financial Services shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 hereof.  If for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor and BMW Financial Services will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Notes.
SECTION 14.     Notices.  In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.  Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by facsimile or telephone (subject in the case of a communication by telephone to confirmation by facsimile) addressed to:
in the case of the Depositor:
BMW FS Securities LLC
200 BMW Drive
Woodcliff Lake, New Jersey 07677
Facsimile:  (201) 307-4409
Attention:  Legal Department

in the case of BMW Financial Services:
BMW Financial Services NA, LLC
200 BMW Drive
Woodcliff Lake, New Jersey 07677
Facsimile:  (201) 307-4409
Attention:  Legal Department
in the case of the Representative:
Barclays Capital Inc.
745 Seventh Avenue, 8th Floor
New York, New York 10019
Email: eugene.golant@barclays.com
Attention: Eugene Golant

Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of facsimile, at the time of dispatch.
SECTION 15.     Miscellaneous.
(a)     Time shall be of the essence of this Agreement.
(b)     The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning or interpretation of this Agreement.
(c)     For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange is open for trading.
(d)     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  The words “executed,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
SECTION 16.     Successors.  This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Depositor, BMW Financial Services and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of the Depositor and BMW Financial Services contained in Section 10 hereof shall also be for the benefit of any officers, directors, employees or agents of any Underwriter, any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 10 hereof shall also be for the benefit of the directors of the Depositor and BMW Financial Services, the officers of the Depositor and BMW Financial Services and any person or persons who control the Depositor or BMW Financial Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.  No purchaser of Notes from any Underwriter shall be deemed a successor because of such purchase.
SECTION 17.     Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 18.     Governing Law.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

SECTION 19.     Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally:
(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 14 or, if not therein, in the Indenture; and
(d)     agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
SECTION 20.     Waiver Of Jury Trial.  EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH ANOTHER PARTY SHALL BE A PARTY AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.
SECTION 21.     Absence of Fiduciary Relationship.  The Depositor and BMW Financial Services acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Depositor and BMW Financial Services with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, BMW Financial Services or any other person.  Additionally, neither the Representative nor any other Underwriter is advising the Depositor, BMW Financial Services or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Each of the Depositor and BMW Financial Services shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Depositor, BMW Financial Services or any other person with respect thereto.  Any review by the Underwriters of the Depositor, BMW Financial Services, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor or BMW Financial Services.
SECTION 22.     Recognition of the U.S. Special Resolution Regimes.

(a)     In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)     In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

 [SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Underwriting Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Depositor and BMW Financial Services.
Very truly yours,
BMW FS SECURITIES LLC

By:        /s/ Tobias Essig
Name:  Tobias Essig
Title:  Chief Executive Officer and Vice President – Finance

By:       /s/ Moritz Lindemann
Name: Moritz Lindemann
Title:   Treasurer
BMW FINANCIAL SERVICES NA, LLC

By:        /s/ Tobias Essig
Name:  Tobias Essig
Title:   Chief Financial Officer and Vice President – Finance

By:        /s/ Moritz Lindemann
Name:  Moritz Lindemann
Title:   Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
BARCLAYS CAPITAL INC.,
on behalf of itself and as Representative of the
several Underwriters

By:   /s/ David Hirschy
          Name:  David Hirschy
          Title:   Director

SCHEDULE I
Underwriter	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes	Class A-4 Notes
Barclays Capital Inc.	$192,500,000	$226,040,000	$87,500,000	$313,540,000	$55,420,000
Citigroup Global Markets Inc.	$86,625,000	$101,718,000	$39,375,000	$141,093,000	$24,939,000
Mizuho Securities USA LLC	$86,625,000	$101,718,000	$39,375,000	$141,093,000	$24,939,000
SMBC Nikko Securities America, Inc.	$9,625,000	$11,302,000	$4,375,000	$15,677,000	$2,771,000
SG Americas Securities, LLC	$9,625,000	$11,302,000	$4,375,000	$15,677,000	$2,771,000
Total	$385,000,000	$452,080,000	$175,000,000	$627,080,000	$110,840,000

SCHEDULE II
Security	Original Principal Balance $	Investor Price %	Investor Price $	Price %	Price $	Rate %
Class A-1 Notes	$385,000,000.00	100.00000%	$385,000,000.00	99.93000%	$384,730,500.00	3.940%
Class A-2a Notes	$452,080,000.00	99.99437%	$452,054,547.90	99.83937%	$451,353,823.90	4.28%
Class A-2b Notes	$175,000,000.00	100.00000%	$175,000,000.00	99.84500%	$174,728,750.00	Benchmark + 0.30%
Class A-3 Notes	$627,080,000.00	99.99137%	$627,025,883.00	99.77637%	$625,677,661.00	4.59%
Class A-4 Notes	$110,840,000.00	99.99938%	$110,839,312.79	99.69438%	$110,501,250.79	4.68%
Total Price to Public:	$1,749,919,743.69
Total Price to Depositor:	$1,746,991,985.69
Underwriting Discounts and Commissions:	$2,927,758.00

SCHEDULE III

Free Writing Prospectuses
1.	The Ratings Free Writing Prospectus (as defined in the Agreement)